Exhibit 23.5

Consent of Independent Auditors
The Board of Directors
Beijing Guard Libang Technology Co., Ltd.

We consent to the incorporation by reference in Scientific Games Corporation's registration statements(Nos. 33-82612, 333-05811, 333-44983, 333-44979, 333-101725, 333-101729, 333-110141, 333-134043, 333-157638, 333-161232 and 333-177148) on Form S-8 and (Nos. 333-74590, 333-84742, 333-110477, 333-112452, 333-124107, 333-141720 and 333-165743) on Form S-3, and Scientific Games International, Inc.'s registration statement No. 333-155346 on Form S-3, of KPMG Huazhen's report dated June 26, 2012, with respect to the statement of financial position of Beijing Guard Libang Technology Co., Ltd. as of December 31, 2011, and the related statements of comprehensive income, changes in equity, and cash flows for the year then ended, which report appears in this Amendment No. 1 to the Form 10-K of Scientific Games Corporation for the year ended December 31, 2012.

/s/ KPMG Huazhen (SGP)
Beijing, People's Republic of China
May 30, 2013